UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 20, 2005

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2005, five directors of Smart & Final Inc. (the “Company”) did not stand for re-election at the Company’s annual meeting of stockholders. The Board of Directors, with respect to the four directors with outstanding awards of options on common stock, amended the award agreements to provide for immediate vesting of unvested options and for a remaining option exercise period of three years.

Item 1.02. Termination of a Material Definitive Agreement.

On May 20, 2005, the Company and Casino USA, Inc. (“Casino”) mutually agreed to terminate the Intercompany Agreement dated August 6, 1991 (the “Agreement”). Under the terms of the Agreement, the Company provided certain services to Casino, an affiliate of Casino Guichard-Perrachon, S.A., which together with its affiliates own approximately 57% of the Company’s common stock.

The Company will continue to have an ongoing arrangement with Casino under which the Company will provide limited administrative and support services, at its estimated cost, to Casino.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: May 26, 2005	By:	/s/ Richard N. Phegley
Richard N. Phegley
Senior Vice President and
Chief Financial Officer

3